Exhibit 99.1

Centene Corporation
2007 Long-Term Incentive Plan

Cash-Based Award Agreement (“Award Agreement”)

Participant Name:
Type of Award:	Cash-Based Award
Target Incentive Award:
Performance Goals:	3-Year Annualized Compounded Revenue Growth Rate & 3-Year Cumulative Pre-tax Margins
Performance Period:	January 1, 2___ to December 31, 2___
End of Performance Period:	December 31, 2___

Relationship to Plan. This Award is granted pursuant to the Centene Corporation (the “Company”) 2007 Long-Term Incentive Plan (the “Plan”) and is in all respects subject to the terms, conditions, and definitions of the Plan (including, but not limited to, provisions concerning restrictions on Awards, termination, nontransferability, and any adjustment to the Award). The Participant hereby accepts this Award subject to all the terms and provisions of the Plan. The Participant further agrees that all decisions under and interpretations of the Plan by the Committee shall be final, binding, and conclusive upon the Participant and his or her heirs. All capitalized terms used herein and not otherwise defined herein shall have the same meanings ascribed to them in the Plan. If there is any inconsistency between the terms of this Award Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Award Agreement.

Performance Period. The Performance Period commences on January 1, 2___, and ends on December 31, 2___.

Performance Goals. The Performance Goals are expressed in terms of the 3-Year Annualized Compounded Revenue Growth Rate of the Company as identified in Exhibit A (“3-Year Annualized Compounded Revenue Growth Rate”), and in terms of the 3-Year Cumulative Pre-tax Margins of the Company as identified in Exhibit A (“3-Year Cumulative Pre-tax Margins”), both weighted equally as shown in the performance matrix set forth in Exhibit B.

Determination of Award Amount. Upon conclusion of the Performance Period, the Committee shall determine the level of achievement of the Performance Goals for the Performance Period and the corresponding performance matrix percent (“Performance Matrix Percent”) set forth in Exhibit B. In determining the Performance Matrix Percent, the Committee shall determine the percentage level of achievement of each the 3-Year Annualized Compounded Revenue Growth Rate of the Company, and the 3-Year Cumulative Pre-Tax Margins of the Company. Once determined, the Participant’s Award Amount shall be determined by multiplying the Participant’s Target Incentive Award, stated above, by the applicable Performance Matrix Percent.

Award Payment. The Participant shall be entitled to receive an Award Payment, as determined under this Award Agreement, from the Company in the form of cash, in one lump sum, within sixty (60) days after the end of the stated Performance Period.

The Company shall maintain a record of all information pertaining to the Participant’s rights under this Award Agreement, including the date of payment.

Change in Control. Upon a Change in Control, the payment of the Award shall be accelerated as of the effective date of the Change in Control, and there shall be paid out in cash to the Participant within thirty (30) days following the effective date of the Change in Control an amount based upon an assumed achievement, during the Performance Period, of all relevant Performance Goals at a 100% target level.

Withholding of Taxes. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan (the “Withholding Taxes”). As the Participant is entitled to receive cash under the terms of this Award Agreement, the Participant shall pay the Withholding Taxes to the Company in cash or have the Company withhold from payments otherwise due to the Participant any Award amounts necessary to pay the Withholding Taxes.

Termination of Employment. The Participant’s Termination of Employment shall affect any Award under this Award Agreement in the following manner:

(i)In the event of a Participant’s termination of employment for Cause by the Company or Subsidiary all of the Participant’s rights to this Award shall be forfeited.

(ii)In the event a Participant’s employment with the Company or Subsidiary terminates on account of death, Disability or Qualified Retirement, the Award Payment shall be determined using the relevant Performance Goals, and shall be reduced to reflect participation prior to termination only. The reduced award shall be determined by multiplying said Award by a fraction; the numerator of which is the number of days of employment in the Performance Period through the date of employment termination, and the denominator of which is the number of days in the Performance Period. In the case of a Participant’s Disability, the employment termination shall be deemed to have occurred on the date that the Committee determines the Participant has incurred a Disability, as defined below.

(iii)In the event of a Participant’s termination of employment with the Company or Subsidiary is on account of any reason other than those specified in subparagraphs (i) and (ii) above, the Committee, in its sole discretion, may pay a prorated award for the portion of the Performance Period that the Participant was employed by the Company, computed as determined by the Committee.

For the purpose of this Agreement, Disability means, subject to a medical examination as specified by the Committee,  the Participant: (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (b) is, by reason of any medically determinable physical or mental impairment which could be expected to result in death or can be expected to last for a continuous period or not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.

For the purpose of this Agreement, Qualified Retirement means: (a) the satisfaction of the definition of normal retirement for purposes of receiving retirement benefits under the Company’s other benefit plans, as specified by the Committee, or (b) upon achieving the age of 55 and having 10 years of service with the Company.

Transferability. The Award granted hereunder shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Participant, the Award shall be paid only to the Participant. Any portion of the Award payable at the date of the Participant’s death and transferred by will or by the laws of descent shall be payable in accordance with the terms of the Award to the Participant’s estate for the period provided herein with respect to termination of employment as a result of the Participant’s death.

No Employment or Service Contract. Nothing in this Award Agreement or in the Plan shall confer upon the Participant any right to continue such Participant’s relationship with the Company or Subsidiary thereof, nor shall it give any Participant the right to be retained in the employ of the Company or a subsidiary or interfere with or otherwise restrict in any way the rights of the Company or Subsidiary, which rights are hereby expressly reserved, to terminate any Participant’s employment or relationship at any time for any reason, except as may be set forth in an employment agreement between the Participant and the Company or Subsidiary of the Company.

Modification of Award Agreement. This Agreement may be modified, amended, suspended, or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

Special Provisions Relating to Section 409A of the Code. This Award, in form and/or operation, is not intended to constitute “deferred compensation” within the meaning of section 409A of the Code and therefore, the Award is intended to be exempt from the requirements applicable to deferred compensation under section 409A of the Code and the regulations thereunder.

(i)Modifications required to maintaining Award’s exempt status under Section 409A of the Code. To the extent necessary and permitted under Section 409A of the Code, the Company is authorized to amend this Award Agreement or to substitute this Award with another Award of comparable economic value so that the Award as modified or substituted, remains exempt from the requirements applicable to deferred compensation under Section 409A of the Code and (ii) the Committee shall take no action otherwise permitted under the Plan or this Award Agreement to the extent such action shall cause the Award to be treated as deferred compensation within the meaning of Section 409A of the Code. The Committee, in its sole discretion, shall determine to what extent if any, this Award Agreement shall be required to be so modified or substituted. Notwithstanding any provision to the contrary, such modification or substitution shall be made without prior notice to or consent of Participant.

(ii)Modifications required if Award considered deferred compensation. If the Committee determines that this Award, in form or operation, constitutes deferred compensation under Section 409A of the Code, then (i) to the extent necessary, the Company is authorized to modify this Award Agreement or to substitute this Award with another Award of comparable economic value so that the Award as modified or substituted, complies with the requirements applicable to deferred compensation under Section 409A of the Code, and (ii) the Committee shall take no action otherwise permitted under the Plan or the Award Agreement to the extent such action shall cause the Award to no longer comply with the requirements applicable to deferred compensation under Section 409A of the Code. The Committee, in its sole discretion, shall determine to what extent if any, this Award Agreement shall be required to be so modified or substituted. Notwithstanding any provision to the contrary, such modification or substitution shall be made without prior notice to or consent of the Participant.

Governing Law. The validity, interpretation, construction and performance of this Award Agreement shall be governed by the laws of the Missouri without giving effect to the conflicts of laws principles thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the date indicated below.

        Centene Corporation

Accepted: __________________ Dated: __________________	By: ______________________________